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Contact:
Robin Fastenau                                         Douglas MacDougall
Director of Investor Relations                         Kari Lampka
Triangle Pharmaceuticals, Inc.                         Feinstein Kean Healthcare
(919) 493-5980                                         (617) 577-8110
www.tripharm.com                                       www.fkhealth.com

For Immediate Release:

            TRIANGLE PHARMACEUTICALS, INC. REPORTS FINANCIAL RESULTS
                           FOR THE THIRD QUARTER 2000

          - COMPANY SECURES $100 MILLION EQUITY FINANCING COMMITMENT -

Durham, N.C., November 2, 2000 -- Triangle Pharmaceuticals, Inc. (Nasdaq: VIRS) today reported financial results for the third quarter ended September 30, 2000.

For the quarter ended September 30, 2000, the Company reported a net loss of $26,057,000, or ($0.68) per share, compared to a net loss of $22,563,000, or ($0.64) per share in the third quarter of 1999. For the nine months ended September 30, 2000, the Company reported a net loss of $84,200,000, or ($2.21) per share, compared to a net loss of $73,423,000, or ($2.34) per share for the same nine month period in 1999. Cash, cash equivalents and total investments were $90,563,000 on September 30, 2000, compared to $157,751,000 on December 31, 1999.

Revenues for the third quarter of 2000 were $1,744,000, reflecting collaborative revenue recognized under the Company's strategic alliance with Abbott Laboratories, compared to no revenue for the third quarter of 1999. Total operating expenses were $29,524,000, for the third quarter of 2000, as compared to $24,510,000, for the third quarter of 1999.

For the nine months ended September 30, 2000, the Company reported revenues of $5,550,000, and operating expenses of $95,744,000, yielding a net loss of $84,200,000, compared to no revenue and operating expenses of $77,920,000, yielding a net loss of $73,423,000, for the nine months ended September 30, 1999.

"I'm pleased with the progress of our lead compounds over the past few months," said David W. Barry, M.D., Chairman and Chief Executive Officer of Triangle Pharmaceuticals. "We presented data at national and international scientific meetings that a once-a-day, multi-drug regimen containing Coviracil(R) had potent and sustained antiviral activity in HIV-infected patients, and that DAPD had significant antiviral activity in HIV-infected patients who were failing other drug regimens. We also recently presented data at the 5th International Congress on Drug Therapy in HIV Infection in Glasgow that Coviracil was not the cause of the adverse liver reactions that occurred in Study 302 in South Africa. In

                                     -more-

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   Triangle Pharmaceuticals Reports Financial Results for the Third Quarter 2000
                                                                          Page 2


the coming year, we plan to focus our efforts towards bringing our most advanced and promising drug candidates to the market in the shortest possible timeframe."

Equity Financing

The Company also announced today that it has entered into an equity financing agreement with Ramius Securities LLC. Under this agreement, Ramius Securities will, as an underwriter, provide Triangle with a firm underwritten equity facility (FUEL) commitment of up to $100 million. This facility will be available for thirty-six months and will allow Triangle the right to periodically issue and sell a total of up to $100 million of its Common Stock during sequential 15-day selling periods selected by Triangle.

Robert Amundsen, Triangle's Chief Financial Officer, stated, "This facility gives us the ability to raise cash incrementally over time to take advantage of favorable market conditions when they exist. Triangle has the flexibility to decide when to make a selling request, how much to sell and the minimum price at which our stock may be sold. We intend to strategically use the facility to add to our treasury by engaging in a gradual and orderly sale of shares. In this way, we hope to minimize dilution while continuing to fund our multi-drug development strategy. The facility does not preclude us from issuing shares in other forms should market conditions make those options advantageous."

Sales under the facility are subject to minimum and maximum draw down amounts and certain trading volume limitations. The FUEL program includes a firm commitment from Ramius Capital Group, which is the parent of Ramius Securities.

Triangle Pharmaceuticals, Inc. is a specialty pharmaceutical company engaged in the development of new antiviral drug candidates, with a particular focus on therapies for the human immunodeficiency virus (HIV), including the acquired immunodeficiency syndrome (AIDS), the hepatitis B virus (HBV) and hepatitis C virus (HCV). Triangle's proprietary drug candidates under development for HIV and/or HBV include Coviracil(R) (emtricitabine), Coactinon(R) (emivirine), DAPD, clevudine (formerly L-FMAU) and mozenavir dimosylate (formerly DMP-450). Triangle is also developing immunotherapies for HIV, HBV and HCV in collaboration with Dynavax Technologies Corporation (Dynavax) utilizing Dynavax' immunostimulatory sequence (ISS) technology. More information about Triangle's portfolio, management and product development strategy is available on Triangle's website at: http://www.tripharm.com.

This does not constitute an offer to sell or a solicitation of an offer to buy Common Stock of Triangle Pharmaceuticals, Inc. Statements in this press release that are not historical facts are forward-looking statements and are subject to numerous risks and uncertainties, including the risk that the Company could fail to successfully complete pivotal clinical trials or that such trials could be halted or terminated by regulatory authorities, the Company's future capital needs, the inability to commercialize Coviracil, DAPD and ISS-based therapies due to patent rights held by third parties, the Company's ability to obtain additional funding (including contingent contractual milestone payments), patent protection and required regulatory approvals for its drug candidates, the development of competitive products by others, the cost of coactive therapy and the extent to which coactive therapy achieves market acceptance, the Company's success in identifying new drug candidates, acquiring rights to the candidates on favorable terms and developing any candidates to which the Company acquires any rights, that the Company's collaborations with third parties may not prove successful and these and other risks detailed from time to time in the Company's filings with the Securities and Exchange Commission. As a result of these and other risks and

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   Triangle Pharmaceuticals Reports Financial Results for the Third Quarter 2000
                                                                          Page 3


uncertainties, actual results may differ materially from those predicted in this press release. The Company disclaims any obligations to update any forward-looking statements in this press release.

                           - Financial chart follows -

                         TRIANGLE PHARMACEUTICALS, INC.
                         (A Development Stage Company)

                CONDENSED C0NSOLIDATED STATEMENTS OF OPERATIONS
                    (In thousands, Except Per Share Amounts)
                                  (Unaudited)

                                               Three Months Ended       Nine Months Ended
                                                 September 30,            September 30,
                                              --------------------    --------------------
                                                2000        1999        2000        1999
                                              --------    --------    --------    --------
Total revenues                                $  1,744    $     --    $  5,550    $     --

Operating expenses:
    License fees                                 2,978         210       3,818       9,655
    Development                                 22,925      19,660      76,736      56,129
    Purchased research and development              --          --       5,350       1,247
    Selling, general and administrative          3,621       4,640       9,840      10,889
                                              --------    --------    --------    --------
        Total operating expenses                29,524      24,510      95,744      77,920
                                              --------    --------    --------    --------
Loss from operations                           (27,780)    (24,510)    (90,194)    (77,920)
Interest income, net                             1,723       1,947       5,994       4,497
                                              --------    --------    --------    --------
Net loss                                      $(26,057)   $(22,563)   $(84,200)   $(73,423)
                                              ========    ========    ========    ========

Basic and diluted net loss per
    common share                              $  (0.68)   $  (0.64)   $  (2.21)   $  (2.34)
                                              ========    ========    ========    ========

Shares used in computing basic and
    diluted net loss per common share           38,301      35,157      38,037      31,354
                                              ========    ========    ========    ========

                 SELECTED CONSOLIDATED BALANCE SHEET INFORMATION
                                 (In Thousands)

                                                    September 30,   December 31,
                                                         2000           1999
                                                    -------------   ------------
                                                     (Unaudited)

Cash, cash equivalents and
    investments                                        $90,563        $157,751
Working capital                                         39,192         123,649
Total assets                                            98,235         166,497
Total stockholders' equity                              38,185         115,273

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